UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 21, 2010 (September 20, 2010)

COMMONWEALTH REIT

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-9317	04-6558834
(Commission File Number)	(IRS Employer Identification No.)

400 Centre Street, Newton, Massachusetts  02458

(Address of Principal Executive Offices)  (Zip Code)

617-332-3990

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

A.  Redemption of Series B Preferred Shares

On September 20, 2010, CommonWealth REIT, or the Company, gave notice of its redemption of all of its remaining seven million outstanding 8 ¾% Series B Cumulative Redeemable Preferred Shares, or the Series B Preferred Shares, at their stated liquidation preference price of $25 per share plus accrued and unpaid dividends to the date of redemption.  This redemption is expected to occur on or about October 21, 2010.  A copy of the Company’s press release related to the redemption of the Series B Preferred Shares is filed as Exhibit 99.1 to this Current Report on Form 8-K.

B.  Public Offering of Common Shares

On September 21, 2010, the Company priced an underwritten public offering of 7,500,000 common shares of beneficial interest.  The Company expects to issue and deliver these shares on or about September 24, 2010.  The public offering price was $26.75 per share.  The Company expects to use the $191.7 million of net proceeds of the offering (after estimated expenses and underwriters’ commissions) to repay amounts outstanding under the Company’s revolving credit facility, to fund a portion of its redemption of its Series B Preferred Shares referred to above and to fund general business activities, including possible future acquisitions.  The Company also granted the underwriters an option to purchase an additional 1,125,000 common shares to cover overallotments, if any.

A prospectus supplement relating to these common shares will be filed with the Securities and Exchange Commission.  This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS CURRENT REPORT ON FORM 8-K CONTAINS STATEMENTS WHICH CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER FEDERAL SECURITIES LAWS.  THESE FORWARD LOOKING STATEMENTS AND THEIR IMPLICATIONS ARE BASED UPON THE COMPANY’S PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS AND THEIR IMPLICATIONS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR FOR VARIOUS REASONS, INCLUDING SOME REASONS WHICH ARE BEYOND THE COMPANY’S CONTROL.  FOR EXAMPLE:

•                                         THIS REPORT STATES THAT THE COMPANY EXPECTS TO REDEEM ALL OF ITS OUTSTANDING 8 ¾% SERIES B CUMULATIVE REDEEMABLE PREFERRED SHARES.  IF UNFORESEEN CIRCUMSTANCES OCCUR, THE EXPECTED REDEMPTION OF SERIES B SHARES MAY NOT BE COMPLETED.

•                                         THIS REPORT STATES THAT THE COMPANY EXPECTS TO ISSUE AND DELIVER THE COMMON SHARES ON OR ABOUT SEPTEMBER 24, 2010.  IN FACT, THE ISSUANCE AND DELIVERY OF THESE SHARES IS SUBJECT TO VARIOUS CONDITIONS AND CONTINGENCIES AS ARE CUSTOMARY IN UNDERWRITING AGREEMENTS IN THE UNITED STATES.  IF THESE CONDITIONS ARE NOT SATISFIED OR THE SPECIFIED CONTINGENCIES DO NOT OCCUR, THIS OFFERING MAY NOT CLOSE.

•                                         THIS REPORT STATES THAT THE UNDERWRITERS HAVE BEEN GRANTED AN OPTION TO PURCHASE UP TO AN ADDITIONAL 1,125,000 COMMON SHARES TO COVER OVER ALLOTMENTS, IF ANY.  AN IMPLICATION OF THIS STATEMENT MAY BE THAT THIS OPTION MAY BE EXERCISED IN WHOLE OR IN PART.  IN FACT, THE COMPANY DOES NOT KNOW WHETHER THIS OPTION, OR ANY PART OF IT, WILL BE EXERCISED, AND THE UNDERWRITERS MAY NOT DO SO.

FOR THESE REASONS, AMONG OTHERS, YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS

Item 9.01.  Financial Statements and Exhibits.

(d)                                Exhibits

The Company hereby files the following exhibits:

1.1                                Purchase Agreement, dated as of September 21, 2010, between CommonWealth REIT and the underwriters named therein, pertaining to the sale of up to 8,625,000 of the Company’s common shares of beneficial interest.

5.1                                Opinion of Venable LLP.

8.1                                Opinion of Sullivan & Worcester LLP as to tax matters.

23.1                          Consent of Venable LLP (contained in Exhibit 5.1).

23.2                          Consent of Sullivan & Worcester LLP (contained in Exhibit 8.1).

99.1                          Press release dated September 20, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMONWEALTH REIT

By:	/s/ John C. Popeo
John C. Popeo
Treasurer and Chief Financial Officer

Date: September 21, 2010